250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Timothy C. Badger Tel: (518) 415-4307 Fax: (518) 745-1976

Arrow Financial Corporation Declares Cash Dividend

GLENS FALLS, N.Y. (July 27, 2016) -- The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on July 27, 2016, declared a quarterly cash dividend of $0.25 per share payable September 15, 2016, to shareholders of record September 2, 2016. This represents an increase of 2% over the cash dividend paid in the third quarter of 2015, as a result of the 2% stock dividend on September 28, 2015.

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; two property and casualty insurance agencies: McPhillips Insurance Agency, which is a division of Glens Falls National Insurance Agencies, LLC, and Upstate Agency, LLC; and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.

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